Exhibit 99.1

FOR IMMEDIATE RELEASE

CASELLA WASTE SYSTEMS, INC. REVENUES AND OPERATING INCOME UP YEAR-OVER-YEAR IN SECOND QUARTER FISCAL YEAR 2011 RESULTS

RUTLAND, VERMONT (December 1, 2010) — Casella Waste Systems, Inc. (NASDAQ: CWST), a regional solid waste, recycling and resource management services company, today reported growth in both revenue and operating income as it released its financial results for the second quarter of its 2011 fiscal year.

For the quarter ended October 31, 2010, revenues were $141.0 million, up $7.9 million or 5.9 percent over the same quarter last year.  Operating income was $13.8 million for the quarter, up $0.1 million from the same quarter last year.  The company’s net loss applicable to common shareholders was ($1.2) million, or ($0.04) per common share for the quarter, compared to ($1.6) million, or ($0.06) per share for the same quarter last year.

Highlights for the quarter included:

•                  The 5.9 percent in revenue growth from the same quarter last year was driven mainly by Solid Waste volume growth and higher recycling commodity prices and volumes.

•                  Operating income was up 0.7 percent from the same quarter last year.

•                  Adjusted EBITDA* for the quarter was $33.5 million, down $0.9 million from same quarter last year.

•                  Net debt reduction was $2.9 million from July 31, 2010.

•                  Company remains on target to achieve Revenue, Adjusted EBITDA, and Free Cash Flow* guidance ranges.

“We’re pleased with our operating performance in the second quarter, especially at our landfills where tonnages were up 16 percent and Adjusted EBITDA was up 24 percent from last year,” said John W. Casella, chairman and CEO of Casella Waste Systems.  “On an annualized basis, our landfills are running at or near their maximum permitted levels, which has allowed us to begin pushing out lower priced tonnages and raising spot prices.  Our team is doing a great job sourcing new landfill contracts and streams of materials to offset continued weakness in the regional economy and construction & demolition volumes.”

“As expected in the quarter, the lower energy prices at Maine Energy and the final closure of the Pine Tree landfill had a negative $2.8 million year-over-year impact on Adjusted EBITDA,” Casella said.  “Excluding these negative impacts, Adjusted EBITDA was up year-over-year.”

 “During the second quarter we made substantial progress with negotiations and due diligence towards the sale of assets in excess of the $75.0 million divestiture target that we established last year, although we have not yet reached definitive agreements,” Casella said. “As part of this divestiture work in progress we incurred $0.7 million of transaction costs during the quarter.”

Six Months Financial Results

For the six months ended October 31, 2010, revenues were $280.9 million, up $15.3 million or 5.8 percent over the same period last year.  Operating income was $28.4 million for the six month period, up $5.6 million from the same period last year, including a $3.5 million gain on divestitures.  The company’s net loss applicable to common shareholders was ($4.1) million, or ($0.16) per common share for the six month period, compared to ($4.3) million, or ($0.17) per share for the same period last year.

Fiscal 2011 Outlook

The company confirmed its fiscal year guidance in the following categories:

•                  Revenues between $532.0 million and $542.0 million.

•                  Adjusted EBITDA* between $123.0 million and $127.0 million.

•                  Free Cash Flow* between $4.0 million and $11.0 million.

*Non-GAAP Financial Measures

In addition to disclosing financial results prepared in accordance with Generally Accepted Accounting Principles (GAAP), the company also discloses earnings before interest, taxes, depreciation and amortization, adjusted for accretion, depletion of landfill operating lease obligations, severance and reorganization charges, a goodwill impairment charge, an environmental remediation charge as well as development project charges (Adjusted EBITDA) which is a non-GAAP measure.  The company also discloses Free Cash Flow, which is defined as net cash provided by operating activities, less capital expenditures, less payments on landfill operating leases, less assets acquired through financing leases, plus proceeds from sales of property and equipment, which is a non-GAAP measure.  Adjusted EBITDA and Free Cash Flow are reconciled to Net Cash Provided by Operating Activities in the attached Notes to Consolidated Financial Statements.

These measures are provided because the company understands that certain investors use this information when analyzing the financial position of the solid waste industry, including us. Historically, these measures have been key in comparing operating efficiency of publicly traded companies within the industry, and assist investors in measuring the company’s ability to meet capital expenditures, payments on landfill operating lease contracts and working capital requirements. For these reasons, the company utilizes these non-GAAP metrics to measure our performance at all levels. Adjusted EBITDA and Free Cash Flow are not intended to replace “Net Cash Provided by Operating Activities”, which is the most comparable GAAP financial measure. Moreover, these measures do not necessarily indicate whether cash flow will be sufficient for such items as working capital, payments on landfill operating lease contracts or capital expenditures, or to react to changes in the company’s industry or to the economy generally. Because these measures are not calculated by all companies in the same fashion, they may not be comparable to similarly titled measures reported by other companies.

About Casella Waste Systems, Inc.

Casella Waste Systems, Inc., headquartered in Rutland, Vermont, provides solid waste management services consisting of collection, transfer, disposal, and recycling services primarily in the eastern United States.  For further information, contact Ned Coletta, director of investor relations at (802) 772-2239, or visit the company’s website at http://www.casella.com.

Conference call to discuss second quarter

Casella will host a conference call to discuss these results on Thursday, December 2, 2010 at 10:00 a.m. ET.  Individuals interested in participating in the call should dial (877) 548-9590 or (720) 545-0037 at least 10 minutes before start time.  The call will also be webcast; to listen, participants should visit Casella Waste Systems’ website at http://www.casella.com and follow the appropriate link to the webcast.  A replay of the call will be available on the website, or by calling (800) 642-1687 or (706) 645-9291 (passcode 26460243) until 11:59 p.m. ET on Thursday, December 9, 2010.

Safe Harbor Statement

Certain matters discussed in this press release are “forward-looking statements” intended to qualify for the safe harbors from liability established by the Private Securities Litigation Reform Act of 1995. These forward-looking statements can generally be identified as such by the context of the statements, including words such as “believe,” “expect,” “anticipate,” “plan,” “may,” “will,” “would,” “intend,” “estimate,” “guidance” and other similar expressions, whether in the negative or affirmative. These forward-looking statements are based on current expectations, estimates, forecasts and projections about the industry and markets in which we operate and management’s beliefs and assumptions. We cannot guarantee that we actually will achieve the plans, intentions, expectations or guidance disclosed in the forward-looking statements made. Such forward-looking statements, and all phases of our operations, involve a number of risks and uncertainties, any one or more of which could cause actual results to differ materially from those described in our forward-looking statements. Such risks and uncertainties include or relate to, among other things: current economic conditions that have adversely affected and may continue to adversely affect our revenues and our operating margin; we may be unable to reduce costs or increase revenues sufficiently to achieve estimated Adjusted EBITDA and other targets; we may be unable to implement our divestiture plan due to market conditions or other factors; landfill operations and permit status may be affected by factors outside our control; we may be required to incur capital expenditures in excess of our estimates; fluctuations in the commodity pricing of our recyclables may make it more difficult for us to predict our results of operations or meet our estimates; and we may incur environmental charges or asset impairments in the future. There are a number of other important risks and uncertainties that could cause our actual results to differ materially from those indicated by such forward-looking statements. These additional risks and uncertainties include, without limitation, those detailed in Item 1A, “Risk Factors” in our Form 10-K for the year ended April 30, 2010.

We undertake no obligation to update publicly any forward-looking statements whether as a result of new information, future events or otherwise, except as required by law.

CASELLA WASTE SYSTEMS, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited)

(In thousands, except amounts per share)

	Three Months Ended		Six Months Ended
	October 31,	October 31,	October 31,	October 31,
	2010	2009	2010	2009

Revenues	$141,009	$133,094	$280,850	$265,551

Operating expenses:
Cost of operations	92,978	86,379	187,824	174,007
General and administration	17,406	14,755	34,630	30,980
Depreciation and amortization	16,791	18,309	33,518	37,801
Gain on divestiture	—	—	(3,502)	—
	127,175	119,443	252,470	242,788

Operating income	13,834	13,651	28,380	22,763

Other expense/(income), net:
Interest expense, net	14,518	14,978	29,150	24,790
Loss from equity method investment	506	159	2,638	1,378
Loss on debt modification	—	—	—	511
Other income	(317)	(247)	(412)	(291)
	14,707	14,890	31,376	26,388

Loss from continuing operations before income taxes and discontinued operations	(873)	(1,239)	(2,996)	(3,625)
Provision for income taxes	281	457	1,060	1,019

Loss from continuing operations before discontinued operations	(1,154)	(1,696)	(4,056)	(4,644)

Discontinued Operations:
Income from discontinued operations, net of income taxes (1)	—	97	—	226
Income on disposal of discontinued operations, net of income taxes (1)	—	48	—	89

Net loss available to common stockholders	$(1,154)	$(1,551)	$(4,056)	$(4,329)

Common stock and common stock equivalent shares outstanding, assuming full dilution	26,058	25,733	25,981	25,711

Net loss per common share	$(0.04)	$(0.06)	$(0.16)	$(0.17)

Adjusted EBITDA (3)	$33,543	$34,384	$67,853	$65,467

CASELLA WASTE SYSTEMS, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

(Unaudited)

(In thousands)

	October 31,	April 30,
	2010	2010
ASSETS

CURRENT ASSETS:
Cash and cash equivalents	$4,044	$2,035
Restricted cash	76	76
Accounts receivable - trade, net of allowance for doubtful accounts	65,032	61,722
Other current assets	18,501	18,231
Total current assets	87,653	82,064

Property, plant and equipment, net of accumulated depreciation	478,715	480,053
Goodwill	125,792	125,792
Intangible assets, net	2,603	3,085
Restricted assets	311	228
Investments in unconsolidated entities	38,825	40,965
Other non-current assets	18,326	22,627

Total assets	$752,225	$754,814

LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES:
Current maturities of long-term debt and capital leases	$2,425	$2,000
Current maturities of financing lease obligations	1,471	1,449
Accounts payable	43,419	40,139
Other accrued liabilities	45,777	46,492
Total current liabilities	93,092	90,080

Long-term debt and capital leases, less current maturities	551,833	556,130
Financing lease obligations, less current maturities	10,066	10,832
Other long-term liabilities	48,805	47,476

Stockholders' equity	48,429	50,296

Total liabilities and stockholders' equity	$752,225	$754,814

CASELLA WASTE SYSTEMS, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(Unaudited)

(In thousands)

		Six Months Ended
		October 31,	October 31,
		2010	2009
	Cash Flows from Operating Activities:
	Net loss	$(4,056)	$(4,329)
	Income from discontinued operations, net	—	(226)
	Income on disposal of discontinued operations, net	—	(89)
	Adjustments to reconcile net loss to net cash provided by operating activities -
	Gain on divestiture	(3,502)	—
	Gain on sale of equipment	(310)	(916)
	Depreciation and amortization	33,518	37,801
	Depletion of landfill operating lease obligations	4,299	3,165
	Interest accretion on landfill and environmental remediation liabilities	1,656	1,738
	Amortization of premium on senior notes	(386)	(356)
	Amortization of discount on term loan and second lien notes	1,088	626
	Loss from equity method investments	2,638	1,378
	Loss on debt modification	—	511
	Stock-based compensation	1,480	1,040
	Excess tax benefit on the vesting of stock options	(117)	—
	Deferred income taxes	1,185	875
	Changes in assets and liabilities, net of effects of acquisitions and divestitures	(1,981)	(1,540)
		39,568	44,322
	Net Cash Provided by Operating Activities	35,512	39,678
	Cash Flows from Investing Activities:
Additions to property, plant and equipment	- growth	(1,201)	(2,643)
	- maintenance	(31,180)	(29,757)
	Payments on landfill operating lease contracts	(2,250)	(4,538)
	Proceeds from divestiture	7,533	—
	Proceeds from sale of equipment	555	2,497
	Net Cash Used In Investing Activities	(26,543)	(34,441)
	Cash Flows from Financing Activities:
	Proceeds from long-term borrowings	76,900	413,144
	Principal payments on long-term debt	(84,236)	(405,344)
	Payment of financing costs	(357)	(13,980)
	Proceeds from exercise of stock options	160	85
	Excess tax benefit on the exercise of stock options	117	—
	Net Cash Used in Financing Activities	(7,416)	(6,095)
	Cash Provided by Discontinued Operations	456	1,024
	Net increase in cash and cash equivalents	2,009	166
	Cash and cash equivalents, beginning of period	2,035	1,838
	Cash and cash equivalents, end of period	$4,044	$2,004

	Supplemental Disclosures:
	Cash interest	$26,225	$17,512
	Cash income taxes, net of refunds	$117	$550

CASELLA WASTE SYSTEMS, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(Unaudited)

(In thousands)

Note 1:     Discontinued Operations

We completed the divestiture of our Great Northern Recycling Canadian operation in the third quarter of fiscal year 2010 for $400 in cash.  In the fourth quarter of fiscal year 2010, we also completed the divestiture of our domestic brokerage operations for $1,350.  We had previously accounted for these transactions as assets under contractual obligation.  This resulted in a gain on disposal of discontinued operations (net of tax) amounting to $48 and $89 in the three and six months ended October 31, 2009, respectively.

Our contract for the FCR Recycling Cape May operation expired in the third quarter of fiscal year 2010.  Accordingly, this operation has been treated as a discontinued operation.  The operating results of these operations for the six months ended October 31, 2009 have been reclassified from continuing to discontinued operations in the accompanying consolidated financial statements.  Revenues attributable to discontinued operations for the three and six months ended October 31, 2009 amounted to $639 and $1,283, respectively.  Income from discontinued operations (net of tax) for the three and six months ended October 31, 2009 amounted to $97 and $226, respectively.

Note 2:     Reclassification

We have made reclassifications in our Consolidated Statements of Operations to conform information for the three and six months ended October 31, 2009 to our current period presentation. The supplementary financial information included in this section has also been updated to reflect these changes.

Note 3:     Non - GAAP Financial Measures

In addition to disclosing financial results prepared in accordance with Generally Accepted Accounting Principles (GAAP), we also disclose earnings before interest, taxes, depreciation and amortization, adjusted for accretion, depletion of landfill operating lease obligations, severance and reorganization charges, goodwill impairment charge, environmental remediation charge as well as development project charges (Adjusted EBITDA) and net cash provided by operating activities, less capital expenditures, less payments on landfill operating leases, less assets acquired through financing leases, plus proceeds from sales of property and equipment (Free Cash Flow), which are non-GAAP measures.

These measures are provided because we understand that certain investors use this information when analyzing the financial position of the solid waste industry, including us. Historically, these measures have been key in comparing operating efficiency of publicly traded companies within the industry, and assist investors in measuring our ability to meet capital expenditures, payments on landfill operating lease contracts and working capital requirements. For these reasons, we utilize these non-GAAP metrics to measure our performance at all levels. Adjusted EBITDA and Free Cash Flow are not intended to replace “Net Cash Provided by Operating Activities”, which is the most comparable GAAP financial measure. Moreover, these measures do not necessarily indicate whether cash flow will be sufficient for such items as working capital, payments on landfill operating lease contracts or capital expenditures, or to react to changes in our industry or to the economy generally. Because these measures are not calculated by all companies in the same fashion, they may not be comparable to similarly titled measures reported by other companies.

Following is a reconciliation of Adjusted EBITDA to Net Cash Provided by Operating Activities:

	Three Months Ended		Six Months Ended
	October 31,	October 31,	October 31,	October 31,
	2010	2009	2010	2009

Net Cash Provided by Operating Activities	$22,208	$15,440	$35,512	$39,678
Changes in assets and liabilities, net of effects of acquisitions and divestitures	(1,742)	4,472	1,981	1,540
Stock-based compensation, net of excess tax benefit on exercise of options	(733)	(510)	(1,363)	(1,040)
Provision for income taxes, net of deferred taxes	(245)	87	(125)	144
Net interest expense plus amortization of premium/discount	14,164	14,652	28,448	24,520
Gain on Divestiture	—	—	3,502	—
Gain on sale of equipment and other	(109)	243	(102)	625
Adjusted EBITDA (2)	$33,543	$34,384	$67,853	$65,467

Following is a reconciliation of Free Cash Flow to Net Cash Provided by Operating Activities:

	Three Months Ended		Six Months Ended
	October 31,	October 31,	October 31,	October 31,
	2010	2009	2010	2009
Net Cash Provided by Operating Activities	$22,208	$15,440	$35,512	$39,678
Capital expenditures	(16,561)	(14,154)	(32,381)	(32,400)
Payments on landfill operating lease contracts	(1,461)	(3,211)	(2,250)	(4,538)
Proceeds from divestiture and sale of property and equipment	247	1,914	8,088	2,497
Free Cash Flow	$4,433	$(11)	$8,969	$5,237

CASELLA WASTE SYSTEMS, INC. AND SUBSIDIARIES

SUPPLEMENTAL DATA TABLES

(Unaudited)

(In thousands)

Amounts of our total revenues attributable to services provided for the three and six months ended October 31, 2010 and 2009 are as follows:

	Three Months Ended October 31,
	2010	% of Total Revenue	2009	% of Total Revenue
Collection	$52,241	37.1%	$53,352	40.1%
Disposal	30,893	21.9%	28,633	21.5%
Power/LFGTE	6,273	4.4%	7,159	5.4%
Processing and recycling	14,662	10.4%	11,999	9.0%
Solid waste operations	104,069	73.8%	101,143	76.0%
Major accounts	10,139	7.2%	9,694	7.3%
FCR recycling	26,801	19.0%	22,257	16.7%
Total revenues	$141,009	100.0%	$133,094	100.0%

	Six Months Ended October 31,
	2010	% of Total Revenue	2009	% of Total Revenue
Collection	$104,916	37.4%	$106,460	40.1%
Disposal	60,273	21.4%	58,375	22.0%
Power/LFGTE	11,986	4.3%	13,528	5.1%
Processing and recycling	29,462	10.5%	23,777	9.0%
Solid waste operations	206,637	73.6%	202,140	76.2%
Major accounts	20,541	7.3%	19,486	7.3%
FCR recycling	53,672	19.1%	43,925	16.5%
Total revenues	$280,850	100.0%	$265,551	100.0%

Components of revenue growth for the three months ended October 31, 2010 compared to the three months ended October 31, 2009:

	Amount	% of Related Business	% of Solid Waste Operations	% of Total Company
Solid Waste Operations:
Collection	$277	0.5%	0.3%	0.2%
Disposal	(256)	-0.9%	-0.3%	-0.2%
Power/LFGTE	(177)	-2.5%	-0.2%	-0.1%
Processing and recycling	4	0.0%	0.0%	0.0%
Solid Waste Yield	(152)		-0.1%	-0.1%

Volume	8,850		8.7%	6.6%
Commodity price & volume	(117)		-0.1%	-0.1%
Fuel surcharges	84		0.1%	0.1%
Acquisitions & divestitures	(1,591)		-1.6%	-1.2%
Closed landfill	(4,148)		-4.1%	-3.1%
Total Solid Waste	2,926		2.9%	2.2%

Major Accounts	445			0.3%

			% of FCR Operations
FCR Operations:
Commodity price	3,250		14.6%	2.4%
Commodity volume	1,294		5.8%	1.0%
Total FCR	4,544		20.4%	3.4%

Total Company	$7,915			5.9%

Solid Waste Internalization Rates by Region:

	Three Months Ended October 31,		Six Months Ended October 31,
	2010	2009	2010	2009
Eastern region	54.9%	56.6%	52.8%	55.5%
Central region	81.8%	80.2%	82.0%	81.6%
Western region	65.4%	64.6%	66.9%	63.6%
Solid waste internalization	66.1%	65.6%	65.1%	65.7%

CASELLA WASTE SYSTEMS, INC. AND SUBSIDIARIES

SUPPLEMENTAL DATA TABLES

(Unaudited)

(In thousands)

GreenFiber Financial Statistics - as reported (1):

	Three Months Ended October 31,		Six Months Ended October 31,
	2010	2009	2010	2009
Revenues	$20,581	$28,897	$38,018	$50,016
Net (loss) income	(1,012)	(318)	(5,276)	(2,756)
Cash flow from operations	(3,414)	3,095	(3,038)	5,991
Net working capital changes	(4,856)	566	(2,692)	2,628
Adjusted EBITDA	$1,442	$2,529	$(346)	$3,363

As a percentage of revenue:

Net loss	-4.9%	-1.1%	-13.9%	-5.5%
Adjusted EBITDA	7.0%	8.8%	-0.9%	6.7%

(1)  We hold a 50% interest in US Green Fiber, LLC (“GreenFiber”), a joint venture that manufactures, markets and sells cellulose insulation made from recycled fiber.

Components of Growth and Maintenance Capital Expenditures (1):

	Three Months Ended October 31,		Six Months Ended October 31,
	2010	2009	2010	2009
Growth Capital Expenditures:
Landfill Development	$—	$801	$227	$1,026
Other	319	1,001	974	1,617
Total Growth Capital Expenditures	319	1,802	1,201	2,643

Maintenance Capital Expenditures:
Vehicles, Machinery / Equipment and Containers	4,283	3,035	11,576	8,434
Landfill Construction & Equipment	10,778	7,886	17,830	18,951
Facilities	1,071	1,170	1,316	1,899
Other	110	261	458	473
Total Maintenance Capital Expenditures	16,242	12,352	31,180	29,757

Total Capital Expenditures	$16,561	$14,154	$32,381	$32,400

(1) Our capital expenditures are broadly defined as pertaining to either growth or maintenance activities.  Growth capital expenditures are defined as costs related to development of new airspace, permit expansions, new recycling contracts along with incremental costs of equipment and infrastructure added to further such activities.  Growth capital expenditures include the cost of equipment added directly as a result of new business as well as expenditures associated with increasing infrastructure to increase throughput at transfer stations and recycling facilities.  Maintenance capital expenditures are defined as landfill cell construction costs not related to expansion airspace, costs for normal permit renewals and replacement costs for equipment due to age or obsolescence.